EXHIBIT 10.13B

PERSONAL AND CONFIDENTIAL

STOCK OPTION GRANT AGREEMENT

STOCK OPTION GRANT AGREEMENT, dated as of                     , 2002, between PentaSafe Security Technologies, Inc., a Texas corporation (the “Company”), and                      (the “Optionee”), an employee of the Company or a Subsidiary or Affiliate of the Company.

1. The Company and the Optionee hereby agree that (i) capitalized terms used herein and not otherwise defined herein are so used herein as defined in Annex A and Annex B hereto, as applicable, and (ii) Annex A, Annex B, Annex C and Annex D are incorporated herein by reference and made a part hereof.

2. On and as of the Grant Date set forth below the Company grants to the Optionee an option to purchase, from time to time, any part or all of an aggregate number of shares of Common Stock set forth below upon the terms and conditions set forth herein and in Annex A hereto. *

Option holder Name

Type of Option:	Incentive Stock Option

Grant Date:	, 2002

Vesting Period:	shares vesting on , 2003;
shares vesting on , 2004;
shares vesting on , 2005; and
shares vesting on , 2006.

Number of Options Granted:	shares of Common Stock

Exercise Price:	$6.60 per share

Market Value of Common Stock on Grant Date:	$6.60 per share

3. The Optionee hereby acknowledges that (i) the Company has provided the Optionee with a copy of the Terms and Conditions of Stock Option Grant Agreement, attached hereto as Annex A, the PentaSafe, Inc. 1998 Stock Purchase and Option Plan, as amended from time to time and attached hereto as Annex B, the Exercised Option Restriction Agreement, as attached hereto as Annex C, and the Non-Solicitation and Non-Competition Agreement attached hereto as Annex D, (ii) the Optionee has read each of Annex A, Annex B, Annex C and Annex D and has had the opportunity to question the Company as to any questions the Optionee has with respect to Annex A, Annex B, Annex C and Annex D, and (iii) this Agreement supercedes and replaces all prior agreements between the Company and the Optionee with respect to any right to purchase securities of the Company relating to this grant and all such prior agreements are hereby terminated and made null and void.

(PentaSafe Representative Signature)

PentaSafe Security Technologies, Inc.
Park Towers North,
1233 West Loop South, 18th Floor
Houston, Texas 77027

*	Optionee should not rely upon the advice of the Company with respect to any legal or tax consequence that may result from any Option granted hereunder. Optionee is urged to carefully read Annex A, Annex B, Annex C and Annex D hereto and consult with its independent legal and tax advisor before agreeing to the terms hereof.